UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  December 31, 2009

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936
(Address of Principal Executive offices) (Zip code)

Registrant’s Telephone Number, including Area Code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation and Resignation Agreement

As previously reported on Form 8-K filed on December 18, 2009, Frank Magnotti tendered his resignation from Comverge as Executive Vice-President of Sales & Marketing and Chief Marketing Officer. In connection with his resignation, on December 31, 2009, Mr. Magnotti and Comverge entered into a Separation Agreement with terms that are consistent with what Mr. Magnotti would have received if he had been terminated by Comverge without cause.  Pursuant to the terms of the Separation Agreement, Mr. Magnotti will receive: (i) a severance benefit of $187,500 payable on a bi-weekly basis through September 1, 2010, (ii) a payment of a retention bonus of $125,000 less applicable taxes, payable on December 31, 2009, and (iii) a payment of his year-to-date bonus of $45,374, payable on December 31, 2009.  Pursuant to the Separation Agreement, Mr. Magnotti also releases Comverge and its affiliates from any claims he may have related to his employment with Comverge and any claims for severance pay or other compensation.  Mr. Magnotti can revoke the Separation Agreement within seven calendar days after he has signed it, in which event it will be null and void.  If not revoked during that seven-day period, the Separation Agreement will become final, binding and irrevocable upon the expiration of the seven-day period.

Consulting Agreement

On December 17, 2009, Frank Magnotti and Comverge entered into a Consulting Agreement dated December 31, 2009 and effective December 17, 2009, pursuant to which Mr. Magnotti will provide certain consulting and advisory services to Comverge, including assistance with the transition of his previous job responsibilities to a new Executive Vice President of Sales and Chief Marketing Officer, for a period of 3 months from his resignation date.  Comverge will pay Mr. Magnotti a bi-weekly fee of $14,285.71 for his services such that, during the term of the Consulting Agreement, Mr. Magnotti’s total fee will be approximately $100,000.  In addition, Mr. Magnotti’s unvested stock options and restricted stock will continue to vest during the term of the Consulting Agreement.

The foregoing descriptions of the Separation and Consulting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Consulting Agreements, copies of which will be included in a subsequent filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:   /s/ Michael Picchi
Name: Michael Picchi
Title:   Interim President and Chief Executive Officer;
            Executive Vice President and Chief Financial Officer

Dated:  January 7, 2010